UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 30, 2005

Oasis Oil Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	0-5833	94-1713830
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7701 Forsyth Blvd, Suite 325
Clayton, MO 63105
(Address of principal executive offices)

(314) 721-3947
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.01 Change of Control

 ITEM 5.02 Departure of Directors and Principal Officers, Election of directors, Appointment of Principal Officers

One June 30, 2005, Mr. Paul Schneider acquired control of registrant by acquiring 16,546,707 shares of the Registrant’s previously issued and outstanding voting securities of common stock, or 70% thereof, which Mr. Schneider now owns directly and beneficially. The amount of consideration used be Mr. Schneider in this acquisition of shares was $50,000.00, the source of which was Mr. Schneider’s private and personal assets and resources. Said control was acquired from twenty-seven persons who were the previous holders of the aforesaid shares Registrant’s common stock that Mr. Schneider acquired. There were no arrangements or understandings between Mr. Schneider and the former or new control group or their associates with respect to the election of directors or other matters. As a result of the aforesaid change of control, Mr. Schneider was elected as a Director and as President, Secretary, and Treasurer of the Registrant, and Mr. Charles Goodwin resigned as a director and as President, , Secretary, and Treasurer of the Registrant. There are no arrangements which may result in a future change in control of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oasis Oil Corporation

June 30, 2005	By:	/s/ Paul A Schneider
Paul A Schneider
President , Secretary, Treasurer, and director